Exhibit 99.1

News Release	Contacts: Investor:	Media:

For Immediate Release	James J. Hyland, VP Investor Relations	Stephen Phillips — Fleishman Hillard
	(636) 534-2369	(314)-982-8754
	Email: investor.relations@tlcvision.com	stephen.phillips@fleishman.com
TLC VISION TO RESTRUCTURE DEBT IN PRE-ARRANGED CHAPTER 11 FILING
Operations Continue Uninterrupted
Secures $15 Million Debtor-In-Possession Financing
Agrees to Sale of Six Refractive Centers in Canada
ST. LOUIS, MO, — December 21, 2009 — TLCVision Corporation (NASDAQ:TLCV; TSX: TLC), North America’s premier eye care services company, said today that it has reached an agreement with holders of a majority of the Company’s senior secured debt to restructure its balance sheet.
To expedite its financial restructuring, which includes a pre-arranged plan of reorganization, the Company and two of its wholly owned subsidiaries, TLC Vision (USA) Corporation and TLC Management Services Inc., have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. In addition, the Company is seeking a recognition of its Chapter 11 filing in a case that it is commencing in the Ontario Superior Court of Justice under the Canadian Companies’ Creditors Arrangement Act. No other company operations, affiliates or subsidiaries — including its TLC Laser Eye Centers — are involved in the filing.
TLCVision said clinical care for patients continues without change or interruption. TLCVision will continue to honor the TLC Lifetime Commitment. The Company also said the filing will not affect its on-going commitments to current employees.
The Company said that it and a group of its senior secured lenders have agreed on a Chapter 11 plan of reorganization. The plan provides for the following: a conversion of certain of the funded indebtedness to 100% of the new equity of TLC Vision (USA) Corporation, which will emerge as a privately held Company; reinstatement of the balance of the funded indebtedness on restructured terms and conditions; payments to employees and critical vendors in the ordinary course of business; and distributions to certain secured and unsecured creditors. There is no assurance of any distribution of funds to the shareholders of the Company under the plan.
TLCVision President and Chief Operating Officer Jim Tiffany said, “This proceeding will enable us to continue providing our surgeons and eye care professionals with the tools, technologies and services they need to deliver high-quality patient care. After evaluating a number of strategic alternatives with our board of directors and advisors, we decided that restructuring our debt through court protection was the best way to preserve the value of our business.
“We expect to emerge swiftly from Chapter 11 with a stronger balance sheet and able to better capitalize on our industry leadership position.”
In conjunction with today’s announcement, TLCVision filed a number of first-day motions that will allow it to continue to operate in the ordinary course during the restructuring process. These motions include: immediate approval of use of a $15 million debtor-in-possession financing facility; continued payment of wages, salaries and other employee benefits; and authority to use its cash collateral. Additionally, the Company filed a motion seeking the necessary relief from the Court to pay certain critical vendors in full. In conjunction with the filing, the Company has also reached agreement to sell its six refractive centers in Canada. Closing of the transaction is subject to customary conditions and approval of the Bankruptcy Court. The Canadian centers will continue to operate under the TLC Canada name.

For access to Court documents and other general information about the Chapter 11 cases, please visit http://chapter11.epiqsystems.com/tlcvision. In addition, we have established a restructuring hotline: 877-879-5075 for US and Canada callers, 503-597-7713 for International callers. The Company’s lead U.S. restructuring counsel is the law firm of Proskauer Rose LLP and Canadian restructuring counsel is the law firm of Torys LLP. The Company’s financial advisor is Conway Del Genio Gries & Co., LLC.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.
Therefore, should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.tlcvision.com.
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